Exhibit 10.10

UNISE INVESTMENT CORP.

April 22, 2009

Sparking Investments, Inc.
2235 E. Flaming Road, #201A
Las Vegas, Nevada 89119

Attn: Yao-Ting Su

Re:	Financial Advisory Services Agreement

Dear Mr. Su:

This financial advisory agreement (the “Agreement”) is made and entered into as of the date above (the “Effective Date”), by and between Unise Investment Corp., a New York corporation (“Unise”) and Sparking Events, Inc., a publicly owned Nevada corporation, and its subsidiaries, affiliates, portfolio companies and/or investments (collectively hereinafter the "Company"), for the purpose of defining and acknowledging the terms of this Agreement.

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Exclusivity. The Company hereby engages Unise on a non-exclusive basis for the term specified in Paragraph 2 hereof to render services to the Company as its corporate finance consultant and financial advisor upon the terms and conditions set forth herein.

2.           Term and Termination. This Agreement shall be effective for a period of one year (the “Initial Term”), commencing upon the Effective Date of this Agreement and may be extended as the parties shall mutually agree in writing (the “Term”), subject to the establishment of arrangements for additional compensation and other appropriate terms for such extension. Beginning sixty (60) days after the Effective Date of this Agreement, either party may terminate Unise’s engagement hereunder at any time by giving the other party at least sixty (60) days prior written notice, subject to the provisions of Paragraph 4 through 14, all of which shall survive any termination of this Agreement.

3.           Services to be Provided. During the Term of this Agreement, Unise shall provide the Company with such regular and customary consulting advice as is reasonably requested by the Company, provided that Unise shall not be required to undertake duties not reasonably within the scope of the financial advisory services contemplated by this Agreement.

It is understood and acknowledged by the parties that the value of Unise advice is not readily quantifiable, and that Unise shall be obligated to render advice upon the request of the Company, in good faith, but shall not be obligated to spend any specific amount of time in so doing.

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The Company recognizes and confirms that in advising the Company in completing its engagement hereunder, Unise will be using and relying on data, material and other information furnished to Unise by the Company. It is understood that in performing under this engagement Unise may reasonably rely upon any information so supplied without independent verification and that Unise shall not have any responsibility for such independent verification. As a condition to Unise's obligation to provide services hereunder, the Company represents, warrants and covenants to Unise that none of the information furnished to Unise by the Company shall include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.  Unise agrees that it will keep confidential and not disclose or permit its employees or representatives to disclose information received from the Company (other than to Unise employees involved in the performance of services hereunder or otherwise on a need-to-know basis), or otherwise use such information, except as contemplated in this letter agreement, as may be authorized by the Company in connection with Unise's performance of services hereunder, or as such disclosure may be required by law.

The Company acknowledges that all advice given by Unise in connection with its engagement hereunder is intended solely for the benefit and use of the Board of Directors and senior management of the Company.  Except as may be required by applicable law, the Company agrees that no such advice shall be used for any other purpose or be reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor shall any public references to Unise be made by or on behalf of the Company, in each case without Unise's prior written consent.

The Company recognizes that Unise has been retained only by the Company and that its engagement is not deemed to be on behalf of, and is not intended to confer any rights or bestow the status of third-party beneficiary upon, any shareholder or employee of the Company, or any other person not a party hereto as against Unise or any of its affiliates, their respective limited and general partners, directors, officers, agents and employees or each other person, if any, controlling Unise or any of its affiliates. Unless otherwise expressly stated in writing by Unise, no advice or opinions rendered to the Board of Directors or management of the Company during the course of the engagement hereunder shall constitute a recommendation to any other party and no one other than the Company, its directors and its senior management, is authorized to rely upon the engagement of Unise or any statements or conduct by Unise. Moreover, it is acknowledged that the relationship of Unise to the Company is that of an independent contractor, that the obligations and responsibilities of Unise to the Company are limited to those specifically set forth herein, and that Unise, by entering into this agreement and satisfying its obligations hereunder, does not assume any fiduciary duties with respect to the Company, its Board of Directors, its management, its employees or its shareholders. All decisions made with respect to potential financings and mergers and acquisition transactions, whether or not consistent with advice rendered by Unise, shall be those of the Board of Directors or management of the Company, as the case may be.

Unise’s duties may include, but will not necessarily be limited to, providing recommendations and assisting in the following:

Rendering advice with regard to internal operations, including:

●	the formation of corporate goals and their implementation;
●	the Company's financial structure and its divisions or subsidiaries;
●	securing, when and if necessary and possible, additional financing through banks and/or insurance companies; and
●	corporate organization and personnel; and

Rendering advice with regard to any of the following corporate finance matters:

●	changes in the capitalization of the Company;
●	changes in the Company's corporate structure;
●	redistribution of shareholdings of the Company's stock;

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●	sales of securities in private transactions;
●	use of funds not in the ordinary course of business;
●	alternative uses of corporate assets; and
●	structure and use of debt; and

Rendering advice, assistance and introduction to third parties with regard to any of the following merger, acquisition, joint venture or strategic alliance activities:

●	the acquisition and/or merger of or with other companies;
●	joint ventures or strategic alliances with other companies;
●	divestiture or any other similar transaction; and
●	the sale of the Company itself (or any significant percentage, assets, subsidiaries or affiliates thereof);

(Such activities shall also include Unise advising the Company in determining, if appropriate, the best means and timing to effect a sale, merger, financing, restructuring, joint venture or other combination or disposition of the Company, its assets and/or its stock, or any portion thereof, whether owned directly or indirectly, in one or more transactions (each a "Transaction" ) with any person or entity (including, among others, former or existing creditors, investors, affiliates, employees and/or shareholders), (all of the foregoing being considered "Constituents"). To facilitate any such Transactions, if and when appropriate, Unise will review a list of potential acquirers, investors and/or strategic partners (jointly referred herein as "Investors") and, subject to the Company' s consent in each case, interact with such Investors in an effort to create interest in one or more Transactions. Unise will coordinate the negotiating process with the Company and its other advisors, will actively participate in negotiations, and otherwise reasonably assist the Company in effectuating each Transaction, provided that the Company shall have the absolute discretion to agree whether, and on what terms, to implement any such Transaction.) and

Rendering advice and/or assistance with regard to any bank financing or any other financing from financial institutions or individuals (including but not limited to revolving credit facilities, lines of credit, term loans, rediscounted credit facilities, senior and junior loans, whether collateralized or unsecured, etc.).

4.            Compensation. In consideration for the services previously rendered and to be rendered by Unise to the Company pursuant to this Agreement, the Company shall compensate Unise by the issuance of 111,667 shares of the Company’s common stock (the “Advisory Fee”) due upon the execution of this Agreement.

5.            Confidentiality. The Company acknowledges that all opinions and advice (written or oral) given by Unise to the Company in connection with Unise’s engagement are intended solely for the benefit and use of the Company in considering the transaction to which they relate, and the Company agrees that no person or entity other than the Company shall be entitled to make use of or rely upon the advice of Unise to be given hereunder, and no such opinion or advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor may the Company make any public references to Unise, or use Unise’s name in any annual reports or any other reports or releases of the Company without Unise’s prior written consent.

6.            Independent Contractor. The Company acknowledges that Unise is in the business of providing financial consulting advice to others. Nothing herein contained shall be construed to limit or restrict Unise in conducting such business with respect to others, or in rendering such advice to others. Unise shall perform its services hereunder as an independent contractor and not as an employee of the Company or an affiliate thereof. It is expressly understood and agreed to by the parties hereto that Unise shall have no authority to act for, represent or bind the Company or any affiliate thereof in any manner, except as may be agreed to expressly by the Company in writing from time to time.

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7.             Reliance. The Company recognizes and confirms that, in advising the Company and in fulfilling its engagement hereunder, Unise will use and rely on data, material and other information furnished to Unise by the Company. The Company acknowledges and agrees that in performing its services under this engagement, Unise may rely upon the data, material and other information supplied by the Company without independently verifying the accuracy, completeness or veracity of same.

8.             Notices. Any notice or communication permitted or required hereunder shall be in writing and shall be deemed sufficiently given if hand-delivered or sent (i) postage prepaid by registered mail, return receipt requested, or (ii) by facsimile.

9.             Counterparts. This Agreement may be executed in any number of counterparts, each of which together shall constitute one and the same original document.

10.           Assignability and Modification. This Agreement is not assignable and cannot be modified or changed, nor can any of its provisions be waived, except by the mutual agreement in writing of all parties.

11.           Indemnification.  The Company (the  "Indemnitor) hereby agrees to indemnify and hold Unise (hereinafter referred to as the "Indemnitee") and each and every one of the directors, officers, employees and shareholders of the  Indemnitee (hereinafter referred to as the "Personnel") harmless from and against any and all expenses, losses, claims, actions, damages or liabilities, whether joint or several (including the aggregate  amount paid in reasonable settlement of any actions, suits,  proceedings  or claims), and the  reasonable  fees and expenses of its counsel that may be incurred in advising with respect to and/or defending any claim that may be made against the Indemnitee to which the Indemnitee and/or its Personnel may become  subject or otherwise involved in any capacity  under any statute or common law or otherwise insofar as such expenses, losses, claims, damages, liabilities or actions arise out of or are based, directly or indirectly, upon the performance of professional services rendered to the Indemnitor by the Indemnitee and its Personnel hereunder or otherwise in connection with the matters referred to in the attached letter agreement, provided, however, that this indemnity shall not apply to the extent that a court of competent  jurisdiction in a final judgment that has become non-appealable shall determine that:

(i)           the Indemnitee or its Personnel have been negligent or dishonest or have committed any fraudulent act in the course of such performance; and

(ii)          the expenses, losses, claims, damages or liabilities, as  to which indemnification is claimed, were directly caused by the negligence, dishonesty or fraud referred to in above.

If for any reason (other than the occurrence of any of the events itemized in (i) and (ii) above, the foregoing indemnification is unavailable to the Indemnitee or insufficient to hold it harmless, then the Indemnitor shall contribute to the amount paid or payable by the Indemnitee as a result of such expense, loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnitor on the one hand and the Indemnitee on the other hand but also the relative fault of the Indemnitor and the Indemnitee, as well as any relevant equitable considerations provided that the Indemnitor shall in any event contribute to the amount paid or payable by the Indemnitee as a result of such expense, loss, claim, damage or liability any excess of such amount over the amount of the fees received by the Indemnitee hereunder.

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The Indemnitor agrees that in case any legal proceeding shall be brought against the  Indemnitor and/or the Indemnitee by any  governmental commission or regulatory authority or any stock  exchange or other entity having regulatory  authority, either domestic or foreign,  shall  investigate the Indemnitor  and/or the Indemnitee and Personnel of the Indemnitee shall be required to testify in connection therewith or shall be required to respond to procedures  designed to discover information regarding, in connection with, or by reason of the performance of professional services rendered to the Indemnitor by the Indemnitee, the Indemnitee shall have the right to employ its own counsel in connection therewith, and the reasonable fees and expenses  of such  counsel  as well as the reasonable costs and out-of-pocket expenses incurred by the Indemnitee and its Personnel in connection  therewith shall be paid by the Indemnitor as they occur.

Promptly after receipt of notice of the commencement of any legal  proceeding against  the Indemnitee or any of its  Personnel or after receipt of notice of the commencement of any investigation, which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Indemnitor, the Indemnitee will notify the Indemnitor in writing of the commencement thereof and, throughout the course thereof, will provide copies of all relevant documentation to the Indemnitor, will keep the Indemnitor advised of the progress thereof and will discuss with the Indemnitor all  significant actions proposed.

The indemnity and contribution obligations of the Indemnitor shall be in addition to any liability which the Indemnitor may otherwise have, shall extend upon the same terms and conditions to the Personnel of the Indemnitee and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnitor, the Indemnitee and any of the Personnel of the Indemnitee. The foregoing provisions shall survive the completion of professional services rendered under the Agreement or any termination of the authorization given by the Agreement.

12.           Choice of Law and Venue.  This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the state of the defendant including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws. Any legal action brought by the Parties shall be brought in the State of New York, County of New York.

13.           Dispute Resolution. The parties shall attempt amicably to resolve disagreements by negotiating with each other. In the event that the matter is not amicably resolved through negotiation, any controversy, dispute or disagreement arising out of or relating to this Agreement (a “Controversy”) shall be submitted to a nationally recognized arbitration association, such as J.A.M.S./Endispute or the American Arbitration Association, for final binding arbitration, which shall be conducted by a single arbitrator (the “Arbitrator”) in New York, New York, pursuant to J.A.M.S./Endispute’s Arbitration Rules (the “Rules”). Notwithstanding anything to the contrary contained in the Rules, the Arbitrator shall not award consequential, exemplary, incidental, punitive or special damages.

If any party shall desire relief of any nature whatsoever from any other party as a result of any Controversy, such party will initiate such arbitration proceedings within a reasonable time, but in no event more than one (1) year after the facts underlying said Controversy first arise or become known to the party seeking relief (whichever is later). The failure of such party to institute such proceedings within said period shall be deemed a full waiver of any claim for such relief. Arbitrator may award the prevailing party its costs for the arbitration proceeding; including its reasonable attorneys' fees and costs.
The parties agree that the decision and award of the Arbitrator shall be taken, but that such award or decision may be entered as a judgment and enforced in any court having jurisdiction over the party against whom enforcement is sought. Any equitable relief awarded under this paragraph shall be dissolved upon issuance of the Arbitrator’s decision and order.

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Notwithstanding the provisions for dispute resolution, in the event of a breach or threatened breach by any party to this Agreement, either party shall be entitled in order to maintain the status quo and pending the outcome of any arbitration pursuant to this Agreement, seek an injunction or similar equitable relief restraining either party, as the case may be, from committing or continuing any such breach or threatened breach or granting specific performance of any act required to be performed without the necessity of showing that money damages would not afford an adequate remedy and without the necessity of posting any bond or other security.

The parties hereto hereby consent to the jurisdiction listed above for any proceedings under this paragraph. The parties agree that the availability of arbitration in the Agreement shall not be used by any party as grounds for the dismissal of an injunctive action instituted by the other party.

15.           Severability. Each paragraph, term or provision of this Agreement shall be considered severable and if, for any reason, any paragraph, term or provision is determined to be invalid or contrary to any existing or future law or regulation, such will not impair the operation, or affect the remaining portions, of this Agreement.

Very truly yours,

UNISE INVESTMENT CORP.

By:	/s/ Shoo Chyn Kan
	Name:	Shoo Chyn Kan
	Title:	President

ACCEPTED AND AGREED:

SPARKING EVENTS, INC.

By:	/s/ Yao-Ting Su
Name: Yao-Ting Su
Title: Chairman

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